UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The employment agreements for Jack Friedman, our Chairman and Chief Executive Officer, and Stephen Berman, our President and Chief Operating Officer, provide, inter alia, that for each fiscal year between 2005 through 2010, their respective bonuses will depend on our achieving certain earnings per share growth targets, with such earnings per share growth targets to be determined annually by the Compensation Committee of our Board of Directors before the end of the Company’s first fiscal quarter. This bonus is paid in accordance with the terms and conditions of our 2002 Stock Award and Incentive Plan (the “Plan”). The criteria for their respective 2008 bonuses have been set by the Compensation Committee as follows:

The percentage set forth on the following table which corresponds to the increase in our Adjusted EPS (as defined below) for 2008 over the Adjusted EPS during 2007, multiplied by their respective base salaries in 2008:

Adjusted EPS Growth	Bonus Equals % of Salary
4%	40%
4.5%	60%
5%	80%
6%	100%
7%	115%
8%	135%
9%	155%
10%	175%
12%	195%
14%	210%
14.5%	230%
15%	250%

The term “Adjusted EPS” was defined by the Compensation Committee to mean the net income per share of our common stock, calculated on a fully-diluted basis as determined by our then current auditors in accordance with GAAP, applied on a basis consistent with past periods, as adjusted in the sole discretion of the Compensation Committee to take account of extraordinary or special items, and or as otherwise may be permitted by the Plan, and such determination by the auditors, absent manifest error, as adjusted by the Compensation Committee, will be conclusive and binding upon us and the respective executive. The Compensation Committee also reserved the right to reduce the bonus targets and bonus amounts in the exercise of its negative discretion to take account of any new acquisitions that are concluded in 2008, the effect on our Adjusted EPS of earnings from our video game joint venture with THQ, or as otherwise determined by the Committee.

The Compensation Committee also determined that any portion of the bonus which exceeds 200% of base salary be paid in restricted shares of our common stock under our 2002 Stock Award and Incentive Plan, the vesting of such shares to occur over a two year period, with one-half of such shares vesting on the first anniversary of the date of the award of such shares and the balance of such shares vesting on the second anniversary of the date of the award of such shares.

The foregoing is only a summary of certain of the terms of our employment agreements with these named executives. For a complete description, copies of such agreements are annexed herein in their entirety as exhibits or are otherwise incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Amended and Restated Employment Agreement between the Company and Jack Friedman, dated as of March 26, 2003(1)

10.2	Amended and Restated Employment Agreement between the Company and Stephen G. Berman dated as of March 26, 2003(1)

____________________
(1)  Filed on March 31, 2003 as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2002, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: March 27, 2008
By: /s/ JOEL M. BENNETT Joel M. Bennett, CFO